Exhibit 10.2

Execution Version

ELEVENTH AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated December 30, 2014

Among

RESOLUTE ENERGY CORPORATION,

as Borrower,

CERTAIN OF ITS SUBSIDIARIES,

as Guarantors,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

BANK OF MONTREAL,

as Syndication Agent,

BARCLAYS BANK PLC, CITIBANK, N.A. and

U.S. BANK NATIONAL ASSOCIATION,

as Co-Documentation Agents,

and

The Lenders Party Hereto

WELLS FARGO SECURITIES, LLC

and BMO CAPITAL MARKETS

as Joint Bookrunners and Joint Lead Arrangers

THIS ELEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Eleventh Amendment”), dated as of December 30, 2014, is by and among Resolute Energy Corporation, a Delaware corporation (the “Borrower”), certain of its subsidiaries (collectively, the “Guarantors”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”) and the lenders party hereto (the “Lenders”).

Recitals

WHEREAS, the Borrower, the Guarantors, the Administrative Agent and the other lenders party thereto entered into that certain Second Amended and Restated Credit Agreement, dated as of March 30, 2010 (as amended by the First Amendment to Second Amended and Restated Credit Agreement dated April 18, 2011, the Second Amendment to Second Amended and Restated Credit Agreement dated April 25, 2011, the Third Amendment to Second Amended and Restated Credit Agreement dated as of April 13, 2012, the Fourth Amendment to Second Amended and Restated Credit Agreement dated as of December 7, 2012, the Fifth Amendment to Second Amended and Restated Credit Agreement dated as of December 27, 2012, the Sixth Amendment to Second Amended and Restated Credit Agreement dated as of March 22, 2013, the Seventh Amendment to Second Amended and Restated Credit Agreement dated as of April 15, 2013, the Eighth Amendment to Second Amended and Restated Credit Agreement dated as of December 13, 2013, the Ninth Amendment to Second Amended and Restated Credit Agreement dated as of March 7, 2014 and the Tenth Amendment to Second Amended and Restated Credit Agreement dated as of March 14, 2014, and as the same may be further amended, modified, supplemented or restated from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement as set forth herein; and

WHEREAS, subject to the satisfaction of the conditions set forth herein, the Administrative Agent and the Lenders are willing to amend the Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

Each capitalized term used in this Eleventh Amendment and not defined herein shall have the meaning assigned to such term in the Credit Agreement. Unless otherwise indicated, all section references in this Eleventh Amendment refer to sections of the Credit Agreement. As used in this Eleventh Amendment, the following term has the meaning specified below:

“Amendment Transactions” means (i) the execution, delivery and performance of the Eleventh Amendment and all other Loan Documents executed and delivered in connection therewith and (ii) the execution, delivery and performance of the Second Lien Loan Documents (as defined below).

ARTICLE II

Amendments

As of the Eleventh Amendment Effective Date, the Credit Agreement is amended as follows:

Section 2.01 Amendments to Section 1.02 of the Credit Agreement.

(a) Section 1.02 of the Credit Agreement is hereby amended by adding the following new definitions in their proper alphabetical order:

“‘Additional Test Date’ has the meaning assigned to such term in Section 9.01(f).”

“‘Adjusted PV10’ means, as of any date of determination, an amount equal to the PV10 of the Oil and Gas Properties of the Borrower and the Guarantors as of the most recent date for which a Reserve Report has been prepared and delivered to the Administrative Agent, as such PV10 may have been thereafter adjusted to reflect any Transfers and any acquisitions of Oil and Gas Properties and any reserve additions relating to newly drilled wells that were not included (or were incompletely included) in such Reserve Report.”

“‘Annual Budget’ means a budget for the applicable year in form and substance acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld), that shall describe the anticipated capital, operating and restricted payment expenditures (including dividends on equity issuances) of the Loan Parties.”

“‘Anti-Terrorism Laws’ has the meaning assigned to such term in Section 7.24.”

“‘Cash Equivalents’ means:

(a) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof.

(b) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by S&P or Moody’s.

(c) demand deposits, and time deposits maturing within one year from the date of creation thereof, with, or issued by any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of at least A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively.

(d) deposits in money market funds at least 95% of whose assets are cash and Investments described in the preceding clauses (a), (b) and (c).”

“‘Current Rolling Hedge Period’ has the meaning assigned to such term in Section 8.18.”

“‘Eleventh Amendment’ means that certain Eleventh Amendment to Second Amended and Restated Credit Agreement, dated as of December 30, 2014, among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.”

“‘Eleventh Amendment Effective Date’ means the first Business Day on which all of the conditions precedent set forth in Article III of the Eleventh Amendment shall have been satisfied (or waived in accordance with Section 12.02).”

“‘FATCA’ means Sections 1471 through 1474 of the Code, as of the Eleventh Amendment Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.”

“‘FCPA’ means the Foreign Corrupt Practices Act of 1977, as amended, and any rules or regulations promulgated pursuant thereto.”

“‘Intercreditor Agreement’ means (a) with respect to the Second Lien Debt, that certain Intercreditor Agreement by and among the Administrative Agent, the Second Lien Agent, the Borrower and the Guarantors, as amended, supplemented, amended and restated or otherwise modified in accordance with the terms thereof, and (b) with respect to Permitted Refinancing Debt that is secured Debt, an intercreditor agreement in form and substance acceptable to the Administrative Agent in its sole discretion, as amended, supplemented, amended and restated or otherwise modified in accordance with the terms thereof.”

“‘Lead Investor’ has the meaning given to such term in the Second Lien Credit Agreement.

“‘Liquidate’ means, with respect to any Hedging Agreement, the sale, assignment, novation, unwind or termination of all or any part of such Hedging Agreement; provided that for purposes of this definition, a Hedging Agreement shall not be deemed to have been Liquidated if, (a) such Hedging Agreement is novated from the existing counterparty to an Approved Counterparty, with the Borrower or a Restricted Subsidiary being the “remaining party” for purposes of such novation, or (b) upon its termination, it is replaced, in a substantially contemporaneous transaction, with one or more Hedging Agreements with approximately the same mark-to-market value and without cash payments to the Borrower or any Restricted Subsidiary in connection therewith. The terms “Liquidated” and “Liquidation” have correlative meanings thereto.”

“‘Liquidity and Compliance Requirements’ means at any time that (and the Liquidity and Compliance Requirements are satisfied at any time when) all of the following conditions exist after giving effect to any Borrowing Base reduction that may be required at such time as a result of any Transfer, Liquidation, Casualty Event, or other concurrent event:

(a) the outstanding Credit Exposures are less than or equal to the Borrowing Base, and the net cash proceeds of any such Transfer, Liquidation, Casualty Event or other concurrent event are not otherwise required by this Agreement to be used to pay the Obligations;

(b) the sum of (i) the Loan Parties’ unrestricted cash and Cash Equivalents plus the amount of the Borrowing Base minus (ii) the total Credit Exposures equals or exceeds an amount (in this definition, the “liquidity amount”) equal to 25% of the Borrowing Base, provided that in no event shall the liquidity amount be less than $25,000,000 or more than $70,000,000;

(c) no Default or Event of Default exists; and

(d) the Loan Parties are in pro forma compliance with the financial covenants set forth in Section 9.01, after giving effect to any payments made or to be made at such time under this Agreement or the Second Lien Credit Agreement.

“‘Maximum First Lien Leverage Ratio’ has the meaning assigned to such term in Section 9.01(b).”

“‘Mortgage Threshold’ means (a) prior to the Mortgage Threshold Date, 80%, and (b) on and after the Mortgage Threshold Date, 90%.”

“‘Mortgage Threshold Date’ means the date that is 45 days after the Eleventh Amendment Effective Date, as such date may be extended from time to time by the Administrative Agent in its sole discretion.”

“‘NYMEX Pricing’ shall mean, as of any date of determination with respect to any month (a) for crude oil, the closing settlement price for the Light, Sweet Crude Oil futures contract for each month, and (b) for natural gas, the closing settlement price for the Henry Hub Natural Gas futures contract for such month, in each case as published by New York Mercantile Exchange (NYMEX) on its website currently located at www.nymex.com, or any successor thereto (as such price may be corrected or revised from time to time by the NYMEX in accordance with its rules and regulations).”

“‘OFAC’ means the U.S. Department of the Treasury’s Office of Foreign Assets Control.”

“‘Participant Register’ has the meaning assigned to such term in Section 12.04(c).”

“‘Permitted Refinancing Debt’ means Debt (for purposes of this definition, “new Debt”) incurred by the Borrower pursuant to Permitted Refinancing Documents in exchange for, or proceeds of which are used to refinance, the Second Lien Debt in whole or in part (for purposes of this definition such refinanced Second Lien Debt is called the “Refinanced Debt”); provided that (a) such new Debt is in an aggregate principal amount not in excess of the sum of (i) the aggregate principal amount then outstanding of the Refinanced Debt (or, if the Refinanced Debt is exchanged or acquired for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount) and any accrued interest thereon and (ii) an amount necessary to pay any fees, expenses, original issue discount, and premiums, related to such exchange or refinancing; (b) such new Debt does not have any scheduled principal amortization prior to the date which is 180 days after the Maturity Date as in effect on the date such new Debt is incurred, other than regularly scheduled amortization payments of a percentage consistent with that required for amortization payments under the Refinanced Debt as in effect on the Eleventh Amendment Effective Date; (c) such new Debt (i) does not mature sooner than the date which is 180 days after the Maturity Date as in effect on the date such new Debt is incurred and (ii) has an average life no shorter than the average life of the Refinanced Debt; (d) such new Debt does not have any mandatory prepayment or redemption provisions (other than change of control or asset sale tender offer provisions substantially similar to those applicable to the Refinanced Debt or otherwise customary in the market at the time of such exchange or refinancing) which would require a mandatory prepayment or redemption in priority of the Indebtedness (except to the extent permitted by Section 9.21(a)); (e) such new Debt does not have a stated and a cash pay interest rate in excess of the stated interest rate of the Refinanced Debt plus 2%; (f) the loan agreement or credit agreement and the other financing documentation for such new Debt do not contain financial covenants, negative covenants or defaults which, taken as a whole, are more onerous to the Borrower and its Subsidiaries than those imposed by the Refinanced Debt; (g) no Subsidiary or other Person shall guarantee or be required to guarantee such new Debt unless such Subsidiary or other Person guarantees the Indebtedness pursuant to the Guaranty and Collateral Agreement; (h) immediately after giving effect to such new Debt, no Event of Default shall have occurred and be continuing; (i) if such new Debt is subordinate in right of payment to the Indebtedness, such new Debt shall be expressly subordinated to the payment in full of all of the Indebtedness on terms and conditions reasonably satisfactory to the Administrative Agent; (j) if such new Debt is secured, such new Debt shall be subject to an Intercreditor Agreement; and (k) the financing documentation entered into by the Borrower and its Subsidiaries shall constitute Permitted Refinancing Documents.”

“‘Permitted Refinancing Documents’ means any loan agreement, credit agreement, guaranties, mortgages, deeds of trust, security agreements, pledge agreements, or similar financing documentation which replaces the Second Lien Credit Agreement or the Second Lien Loan Documents, pursuant to which outstanding Second Lien Debt is refinanced by the incurrence of Permitted

Refinancing Debt; provided that, in the case of any Permitted Refinancing Debt that is secured Debt, the loan agreement or credit agreement and other financing documentation for such Permitted Refinancing Debt shall not contain financial covenants, negative covenants or defaults other than financial covenants, negative covenants and defaults which (a) taken as a whole, are not more onerous to the Borrower and its Subsidiaries than those imposed by the Refinanced Debt and (b) are otherwise not prohibited by the Intercreditor Agreement that is applicable to, and in effect at the time of the incurrence of, such Permitted Refinancing Debt.”

“‘Proved Developed Reserves Coverage Ratio’ means the ratio of (a) the Adjusted PV10 for the Borrower and its Subsidiaries attributable to Proved Developed Reserves to (b) Total Secured Debt.”

“‘Proved Reserves’ means “Proved Reserves” as defined in the Definitions for Oil and Gas Reserves (in this paragraph, the “Definitions”) promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question. “Proved Developed Producing Reserves” means Proved Reserves which are categorized as both “Developed” and “Producing” in the Definitions, “Proved Developed Reserves” means Proved Reserves which are categorized as “Developed” in the Definitions. “Proved Developed Nonproducing Reserves” means Proved Reserves which are categorized as both “Developed” and “Nonproducing” in the Definitions, and “Proved Undeveloped Reserves” means Proved Reserves which are categorized as “Undeveloped” in the Definitions.”

“‘Proved Reserves Coverage Ratio’ means the ratio of (a) the Adjusted PV10 for the Borrower and its Subsidiaries to (b) Total Secured Debt.”

“‘PV10’ means, as of any date of determination for the Borrower and the Guarantors, the present value of estimated future revenues less severance and ad valorem taxes, operating, gathering and other expenses and capital expenditures from the production of Proved Reserves from their Oil and Gas Properties, calculated (a) using, to the extent of the notional volumes covered thereby, the prices under Hedging Agreements with Approved Counterparties then in effect, and otherwise using the five-year Strip Price on such date of determination, in each case adjusted for any basis differential, quality and gravity, (b) using costs as of the date of estimation without future escalation, without giving effect to non-property related expenses such as general and administrative expenses, debt service, future income tax expense and depreciation, depletion and amortization, (c) discounted using an annual discount rate of 10%, and (d) to the extent not otherwise specified in the preceding clauses of this sentence, using reasonable economic assumptions consistent with such clauses.”

“‘Sanctioned Country’ means, at any time, a country or territory which itself is the subject or target of any Sanctions.”

“‘Sanctioned Person’ means (a) a Person named on (i) the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time or (ii) any other Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of the Treasury, the U.S. Department of Commerce or the U.S. Department of State, (b) an agency of the government of a Sanctioned Country, (c) an organization controlled by a Sanctioned Country, or (d) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.”

“‘Sanctions’ means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC, the U.S. Department of the Treasury, the U.S. Department of Commerce or the U.S. Department of State.”

“‘Second Lien Agent’ means Bank of Montreal.”

“‘Second Lien Credit Agreement’ means the Secured Term Loan Agreement, dated as of December 30, 2014, among the Borrower, the Second Lien Agent and the lenders party thereto, as amended, supplemented, amended and restated and otherwise modified to the extent permitted by Section 9.21.”

“‘Second Lien Debt’ means all Debt of the Borrower outstanding under the Second Lien Credit Agreement (including any Second Lien Incremental Loans).”

“‘Second Lien Incremental Loans’ means each incremental loan made under the Second Lien Credit Agreement after the initial funding of Second Lien Debt on the Eleventh Amendment Effective Date but on or prior to the date that is sixty (60) days after the Eleventh Amendment Effective Date.”

“‘Second Lien Loan Documents’ means the Second Lien Credit Agreement and all other Loan Documents (as defined in the Second Lien Credit Agreement).”

“‘Second Lien Termination’ means the indefeasible payment in full of the Second Lien Debt and any Permitted Refinancing Debt.”

“‘Strip Price’ shall mean, at any time, (a) for the remainder of the current calendar year, the average NYMEX Pricing for the remaining contracts in the current calendar year, (b) for each of the succeeding four complete calendar years, the average NYMEX Pricing for the twelve months in each such calendar year, and (c) for the succeeding fifth complete calendar year, and for each calendar year thereafter, the average NYMEX Pricing for the twelve months in such fifth calendar year.”

“‘Total Net Secured Leverage Ratio’ means as of any date of determination the ratio of (a) Total Secured Debt minus the lesser of (i) $50,000,000 and (ii) unrestricted and unencumbered cash and Cash Equivalents on the consolidated balance sheet of the Borrower to (b) EBITDA.”

“‘Total Secured Debt’ means as of any date of determination the principal amount of all Debt of the Borrower and its Consolidated Restricted Subsidiaries that is outstanding and is allowed under Sections 9.02(a), (f)(ii) and (f)(iii).”

“‘U.S. Person’ means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“‘U.S. Tax Compliance Certificate’ has the meaning assigned to such term in Section 5.03(e).”

(b) Section 1.02 of the Credit Agreement is hereby amended by deleting the following definitions in their entirety and inserting in Section 1.02 the following definitions in lieu thereof:

“‘Agreement’ means this Second Amended and Restated Credit Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment, the Ninth Amendment, the Tenth Amendment and the Eleventh Amendment, as the same may from time to time be amended, modified, supplemented or restated.”

“‘Applicable Margin’ means, for any day, with respect to any ABR Loan or Eurodollar Loan, the rate per annum set forth in the grid below based upon the Conforming Tranche Utilization Percentage then in effect:

Conforming Tranche Utilization Percentage	< 25%	≥ 25% but < 50%	≥ 50% but < 75%	≥ 75% but < 90%	≥ 90%
Interest Margin for LIBOR Loans	1.50%	1.75%	2.00%	2.25%	2.50%
Interest Margin for Base Rate Loans	0.50%	0.75%	1.00%	1.25%	1.50%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; provided, however, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a), then the “Applicable Margin” means the rate per annum set forth on the grid when the Conforming Tranche Utilization Percentage is > 90%; provided further that upon the Borrower’s delivery of such Reserve Report the Applicable Margin shall revert to the Applicable Margin that would otherwise apply.”

“‘Change in Control’ means (a) a majority of the board of directors of the Borrower ceases to be composed of individuals (i) who were members of such board on the Effective Date, (ii) whose election or nomination to such board was approved by individuals referred to in clause (i) above constituting at the time such election or nomination at least a majority of such board, or (iii) whose election or nomination to such board was approved by individuals referred to in clause (i) or (ii) above constituting at the time of such election or nomination at least a majority of such board, (b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan) shall acquire beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 of the SEC under the Securities Exchange Act of 1934, as amended, and including holding proxies to vote for the election of directors other than proxies held by the Borrower’s management or their designees to be voted in favor of persons nominated by the Borrower’s board of directors) of thirty-five percent (35%) or more of the outstanding voting securities of the Borrower, measured by voting power (including both common stock and any preferred stock or other equity securities entitling the holders thereof to vote with the holders of common stock in the elections for directors of the Borrower) or (c) all or substantially all of the assets of the Borrower and its Restricted Subsidiaries are Transferred (it being understood and agreed that a sale of the assets of Borrower and its Restricted Subsidiaries in the Aneth Field shall not be considered a sale of substantially all of the assets of the Borrower and its Restricted Subsidiaries).”

“‘Defaulting Lender’ means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within two (2) Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement, (c) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, or (d) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that the Administrative Agent shall provide written notice to any Lender determined by the Administrative Agent to be a Defaulting Lender hereunder (and shall provide a copy of such written notice to the Borrower); provided further, that an Undisclosed Administration shall not be deemed to be any of the events described in clause (d) above; provided further, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. In the event that the Administrative Agent, the Borrower, the Swingline Lender and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, such Lender shall cease to be a Defaulting Lender.”

“‘Excluded Taxes’ means, with respect to any Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of a Loan Party hereunder or under any other Loan Document, (a) income or franchise taxes (however denominated) imposed on (or measured by) its net income by the United States of America or such other jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which a Loan Party is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 5.04(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with or to provide the forms contemplated in Section 5.03(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 5.03(a) or Section 5.03(c).”

“‘Loan Documents’ means this Agreement, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Security Instruments, the Resolute Assignment and Assumption Agreement, the Fee Letters and the Intercreditor Agreement.”

“‘Material Debt’ means (a) Second Lien Debt and (b) other Debt (other than the Loans and Letters of Credit) or obligations in respect of one or more Hedging Agreements, of any one or more of the Loan Parties in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Debt, the “principal amount” of the obligations of a Loan Party in respect of any Hedging Agreement at any time shall be the aggregate amount (giving effect to any netting agreements) that the Loan Party would be required to pay if such Hedging Agreement were terminated at such time.”

“‘Subordination Agreement’ means that certain Amended and Restated Subordination Agreement, dated as of December 30, 2014, among the Administrative Agent (acting on behalf of the Lenders), Resolute Aneth and NNOG in which NNOG subordinates certain of its rights under the Cooperative Agreement to the rights of the Lenders under the Loan Documents, as the same may, from time to time, be amended, modified, supplemented or restated as permitted by the terms of this Agreement.”

Section 2.02 Amendment to Section 3.02(d). Section 3.02(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(d) Post-Default Rate. Notwithstanding the foregoing, if (i) an Event of Default specified in Section 10.01(a), 10.01(b), 10.01(h) or 10.01(i) has occurred and is continuing, or (ii) the Majority Lenders so elect (or direct the Administrative Agent to so elect) in connection with the occurrence and continuance of any other Event of Default, then in each case all Indebtedness outstanding shall bear interest, after as well as before judgment, at a rate per annum equal to two percent (2%) plus the rate otherwise applicable to such Loans including the Applicable Margin applicable with respect to such Loans), but in no event to exceed the Highest Lawful Rate.”

Section 2.03 Amendment to Section 5.03. Section 5.03 of the Credit Agreement is hereby amended by:

(a) amending paragraph (c) thereof by inserting the words “jointly and severally” immediately prior to the word “indemnify” where it appears therein;

(b) amending and restating paragraph (e) thereof in its entirety as follows:

“(e) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 5.03(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.”;

(c) amending and restating paragraph (f) thereof in its entirety as follows:

“(f) Tax Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.03 (including by the payment of additional amounts pursuant to this Section 5.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.”; and

(d) adding the following paragraphs (g) and (h) to the end thereof:

“(g) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(c)(iii) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (g).”

“(h) Survival. Each party’s obligations under this Section 5.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.”

Section 2.04 Amendment to Article VII. Article VII of the Credit Agreement is hereby amended by adding the following Sections 7.24, 7.25 and 7.26 to the end thereof:

“Section 7.24 Anti-Terrorism; Anti-Money Laundering; Anti-Corruption. No Loan Party or Subsidiary or, to their knowledge, any of their Related Parties (i) is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), (ii) is in violation of (A) the Trading with the Enemy Act, (B) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto or (C) the Patriot Act (collectively, the “Anti-Terrorism Laws”) or (iii) is a Sanctioned Person. No part of the proceeds of any Loan or Letter of Credit hereunder will be unlawfully used directly or indirectly (x) to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Person or a Sanctioned Country, or in any other manner that will result in any violation by any Person (including any Lender, the Arrangers, the Administrative Agent, any Issuing Bank or the Swingline Lender) of any Anti-Terrorism Laws or (y) for the purpose of making any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or any other applicable antibribery or anti-corruption law.”

“Section 7.25 Foreign Corrupt Practices. No Loan Party or Subsidiary or, to their knowledge, any of their Related Parties, is aware of or has taken any action, directly or indirectly, that would result in a material violation by such Persons of the FCPA or any other applicable anti-corruption law or regulation, including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and each Loan Party and Subsidiary and, to its knowledge, each of its Related Parties, has conducted their business in material compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, such continued material compliance therewith.

“Section 7.26 Deposit and Securities Accounts. Except as set forth on Schedule 7.26 or as disclosed in writing to the Administrative Agent, which shall be a supplement to Schedule 7.26, no Loan Party has any Deposit Accounts or Securities Accounts (each, as defined in the Guaranty and Collateral Agreement).”

Section 2.05 Amendment to Section 8.01. Section 8.01 of the Credit Agreement is hereby amended by:

(a) amending and restating paragraph (k) thereof in its entirety as follows:

“(k) Notice of Sales of Oil and Gas Properties, Unwinds of Hedging Agreements. In the event (i) any Loan Party intends to sell, transfer, assign or otherwise dispose of any Borrowing Base Properties or any Equity Interests in any Loan Party that owns Borrowing Base Properties (A) for consideration in excess of $15,000,000 or (B) that would otherwise trigger an adjustment to the Borrowing Base pursuant to Section 9.12, at least ten (10) days’ prior written notice of such disposition, including the anticipated price thereof and the anticipated date of closing, or (ii) any Loan Party Unwinds any Hedging Agreement (A) where the net marked to market economic effect of such Hedging Agreement Restructuring on the date thereof is negative (i.e. results in a reduction in the value of the Borrower’s hedge book) in the amount of $1,000,000 or more or (B) that would otherwise trigger an adjustment to the Borrowing Base pursuant to Section 9.19, written notice of such Unwind no later than the day that the parties execute the trade confirmation for such Unwind”;

(b) amending and restating paragraph (o) thereof in its entirety as follows:

“(o) Notices of Certain Changes. Promptly, but in any event within five (5) Business Days after the execution thereof, copies of any amendment, modification or supplement to any of the Second Lien Loan Documents, the Permitted Refinancing Documents, or the Organizational Documents of any Loan Party.”; and

(c) adding the following new paragraphs (q), (r) and (s) to the end thereof, and adding the following final paragraph following new paragraph (s):

“(q) Permitted Refinancing Debt Incurrence. Written notice at least five (5) Business Days prior to the incurrence of any Permitted Refinancing Debt, together with the most recent drafts of each Permitted Refinancing Debt Document, and prompt delivery to the Administrative Agent and the Lenders of copies, certified by a Responsible Officer as true and complete, of each Permitted Refinancing Debt Document following the incurrence of any Permitted Refinancing Debt.”

“(r) Notice of Liens. In the event that the Borrower or any Subsidiary intends to grant any Lien on any Property to secure any Second Lien Debt or Permitted Refinancing Debt, at least fifteen (15) days’ prior written notice thereof to the Administrative Agent (or such shorter time as the Administrative Agent shall determine in its sole discretion).”

“(s) Calculation of Adjusted PV. In connection with the delivery of each Reserve Report, the Borrower shall deliver to the Administrative Agent and the Lenders a certificate or report calculating the Adjusted PV10 for the period ending on the “as of” date of such Reserve Report and showing in reasonable detail, each component of the calculation in compliance with the requirements of the above definitions of “PV10” and “Adjusted PV10”.”

“Documents of the Borrower required to be delivered pursuant to Section 8.01(a) or (b) or of any Loan Party or Subsidiary required to be delivered pursuant to Section 8.01 (h) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower, such Loan Party or such Subsidiary posts such documents or provides a link thereto on its public website; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial or third-party website and whether or not sponsored by the Administrative Agent); provided that: (A) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the Borrower shall notify the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above and, in any event, shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.”

Section 2.06 Amendment to Section 8.02. Section 8.02 of the Credit Agreement is hereby amended by deleting the word “and” at the end of paragraph (c) thereof, replacing the period at the end of clause (d) with “; and”, and adding the following new paragraph (e) to the end thereof:

“(e) any default or event of default under any Second Lien Loan Documents or any Permitted Refinancing Documents.”

Section 2.07 Amendment to Section 8.12(c). Section 8.12(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c) The delivery of each Reserve Report pursuant to this Section 8.12 shall be deemed to constitute a representation and warranty by the Borrower on the date thereof that in all material respects: (i) the information contained in such Reserve Report and any other information delivered in connection therewith is based on information that was prepared in good faith based upon assumptions believed to be reasonable at the time, (ii) with respect to each July 1 Reserve Report, such Reserve Report has been prepared in accordance with the procedures used in the immediately preceding Reserve Report (after taking into account any required changes to such procedures), (iii) the Loan Parties own good and defensible title to the proved producing Oil and Gas Properties and good title to the other proved Oil and Gas Properties, in each case, evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.03, and (iv) except as certified to the Administrative Agent in writing, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 7.19 with respect to its proved Oil and Gas Properties evaluated in such Reserve Report which would require any Loan Party to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor. If requested by the Administrative Agent, with the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent and the Lenders a certificate from a Responsible Officer certifying that to his knowledge, after reasonable inquiry, in all material respects: (i) none of their proved Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all proved Oil and Gas Properties sold and in such detail as reasonably required by the Administrative Agent, (ii) attached to the certificate is a list of all marketing agreements with a term of more than one month that have been entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report which the Borrower could reasonably be expected to have been obligated to list on Schedule 7.20 had such agreement been in effect on the date hereof and (iii) attached thereto is a schedule of the proved Oil and Gas Properties of each Loan Party evaluated by such Reserve Report that are Mortgaged Properties and demonstrating the percentage of the Borrowing Base that the value of such Mortgaged Properties represent.”

Section 2.08 Amendment to Section 8.14(a). Section 8.14(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) In connection with each redetermination of the Borrowing Base, the Borrower shall review the Reserve Report and information regarding current Mortgaged Properties to ascertain whether the proved Oil and Gas Properties that constitute Mortgaged Properties represent (i) one hundred percent (100%) of the proved Oil and Gas Properties held by the Loan Parties in San Juan County, Utah and (ii) in the aggregate, a percentage of the total value of the proved Oil and Gas Properties evaluated in the most recently completed Reserve Report greater than or equal to the Mortgage Threshold, after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the proved Oil and Gas Properties that constitute Mortgaged Properties do not represent (i) one hundred percent (100%) of the proved Oil and Gas Properties held by the Loan Parties in San Juan County, Utah and (ii) in the aggregate, a percentage of the total value of the proved Oil and Gas Properties evaluated in the most recently completed Reserve Report greater than or equal to the Mortgage Threshold, then each Loan Party shall grant to the Administrative Agent as security for the Indebtedness a first-priority Lien interest (subject only to Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof, but subject to the provisos at the end of such definition) on additional proved Oil and Gas Properties not already subject to a Lien of the Security Instruments such that after giving effect thereto, the proved Oil and Gas Properties that constitute Mortgaged Properties will represent (i) one hundred percent (100%) of the proved Oil and Gas Properties held by the Loan Parties in San Juan County, Utah and (ii) otherwise, a percentage of such total value greater than or equal to the Mortgage Threshold. All such Liens will be created and perfected by and in accordance with the provisions of mortgages, deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.”

Section 2.09 Amendment to Section 8.14(b). Section 8.14(b) of the Credit Agreement is hereby amended by replacing the word “ and” at the end of clause (B) thereof with a comma, re-lettering clause (C) thereof as clause (D), and inserting the following new clause (C) immediately following clause (B) thereof:

“(C) unless Second Lien Termination shall have occurred, confirm that it is a “Grantor” under the Intercreditor Agreement by executing and delivering a Joinder Agreement (as defined in the Intercreditor Agreement) thereto, in form and substance satisfactory to the Administrative Agent, and”

Section 2.10 Amendment to Section 8.14. Section 8.14 of the Credit Agreement is hereby amended by adding the following paragraphs (d) and (e) to the end thereof:

“(d) The Borrower agrees that it will not, and will not permit any Guarantor to, grant a Lien on any Property to secure the Second Lien Debt without contemporaneously granting to the Administrative Agent, as security for the Indebtedness, a perfected Lien (with priority subject only to Liens permitted by the terms of by Section 9.03 or operation of law to have priority) on the same Property pursuant to Security Instruments in substantially the same form or otherwise in form and substance reasonably satisfactory to the Administrative Agent. In connection therewith, the Borrower shall, and shall cause each Guarantor to execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.”

“(e) The Borrower will cause any Person guaranteeing the Second Lien Debt to contemporaneously become a Guarantor hereunder in accordance with Section 8.14(b).”

Section 2.11 Amendment to Section 8.18. Section 8.18 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 8.18 Hedging Agreements. Together with each Reserve Report required to be delivered under Section 8.12(a) prior to the occurrence of Second Lien Termination, the Borrower shall also deliver a certificate executed by a Responsible Officer certifying (with calculations in detail reasonably acceptable to the Administrative Agent) that the Borrower, or one or more of its Restricted Subsidiaries, have entered into and are maintaining one or more Hedging Agreements in respect of commodities, each with an Approved Counterparty, for notional volumes aggregating at least seventy percent (70.0%) of the reasonably anticipated projected Hydrocarbon production for the then Current Rolling Hedge Period, taken as a whole, from the Borrower and its Restricted Subsidiaries’ total Proved Developed Producing Reserves. As used herein, “Current Rolling Hedge Period” means, following the delivery of the then most recent Reserve Report under Section 8.12(a), the period beginning on the most recently occurring January 1 or July 1 and ending two years thereafter. For example, following delivery of the Reserve Report prepared as of January 1, 2015, the Current Rolling Hedge Period will be the period beginning on January 1, 2015 and ending on and including December 31, 2016, and following the delivery of the Reserve Report prepared as of July 1, 2015, the Current Rolling Hedge Period will be the period beginning on July 1, 2015 and ending on and including June 30, 2017.”

Section 2.12 Amendment to Article VIII. Article VIII of the Credit Agreement is hereby amended by adding the following Section 8.19 to the end thereof:

“Section 8.19 Annual Budget. Prior to the occurrence of Second Lien Termination, the Loan Parties shall submit an Annual Budget to the Administrative Agent no later than thirty days prior to the start of each fiscal year, provided that the Annual Budget for fiscal year 2015 shall be delivered and accepted by the Administrative Agent (such acceptance not to be unreasonably withheld, provided that the Administrative Agent shall have at least 15 days to review any proposed Annual Budget before determining whether to accept such Annual Budget) no later than February 15, 2015, and shall not make any expenditure that deviates 15% or more from the amount set forth in the approved Annual Budget without the written consent of the Administrative Agent.”

Section 2.13 Amendment to Section 9.01. Section 9.01 of the Credit Agreement is hereby amended by:

(a) amending and restating each of paragraph (b) and paragraph (c) thereof in their entirety as follows :

“(b) Maximum First Lien Leverage Ratio. The Loan Parties will not, as of the last day of any fiscal quarter for which financial statements have been provided pursuant to Section 8.01(a) or (b), permit the ratio of (i) the total Funded Debt included in the Credit Exposures as of such date to (ii) EBITDA of the Borrower and its Consolidated Restricted Subsidiaries for the four (4) quarter period ending on such date (or for such other period and subject to such other manner of calculation as is provided in the definition of EBITDA) to be greater than 2.25 to 1.00 (the “Maximum First Lien Leverage Ratio”; provided that to the extent that Second Lien Incremental Loans are borrowed under the Second Lien Credit Agreement, the Maximum First Lien Leverage Ratio shall be reduced as follows:

(i) on the first day that the aggregate outstanding principal balance of the Second Lien Debt equals or exceeds $200,000,000, the Maximum First Lien Leverage Ratio will become 2.0 to 1.0;

(ii) on the first day that the aggregate outstanding principal balance of the Second Lien Debt equals or exceeds $250,000,000, the Maximum First Lien Leverage Ratio will become 1.75 to 1.0;

(iii) on the first day that the aggregate outstanding principal balance of the Second Lien Debt equals or exceeds $300,000,000, the Maximum First Lien Leverage Ratio will become 1.5 to 1.0; and

(iv) on the first day of each additional increase in the aggregate outstanding principal balance of the Second Lien Debt by $50,000,000, the Maximum First Lien Leverage Ratio will be reduced by an additional .25.”

“(c) Proved Reserves Coverage Ratio. Prior to the occurrence of Second Lien Termination, the Loan Parties will not, as of the last day of any fiscal quarter permit the Proved Reserves Coverage Ratio to be less than (i) 1.1 to 1.0 for the fiscal quarters ending December 31, 2014 and March 31, 2015, (ii) 1.25 to 1.0 for the fiscal quarters ending June 30, 2015 and September 30, 2015, and (iii) 1.5 to 1.0 for any fiscal quarter ending on or after December 31, 2015.”; and

(b) adding the following new paragraphs (d), (e) and (f) to the end thereof:

“(d) Proved Developed Reserves Coverage Ratio. Prior to the occurrence of Second Lien Termination, the Loan Parties will not, as of the last day of any fiscal quarter, beginning with the fiscal quarter ending December 31, 2014, permit the Proved Developed Reserves Coverage Ratio to be less than 1.0 to 1.0.”

“(e) Total Net Secured Leverage Ratio. Prior to the occurrence of Second Lien Termination, the Loan Parties will not, as of the last day of any fiscal quarter, beginning with the fiscal quarter ending December 31, 2014, permit the Total Net Secured Leverage Ratio to be greater than 3.50 to 1.00.”

“(f) Additional Test Dates. Prior to the occurrence of Second Lien Termination, the Lead Investor may elect once each calendar year, by notice to the Borrower as provided in the Second Lien Credit Agreement, to test the ratios referred to in Sections 9.01(c) and (d) hereof on the date specified by the Lead Investor (such date, an “Additional Test Date”). Upon receipt of any such notice by the Borrower, the Borrower shall deliver a copy thereof to the Administrative

Agent. In addition, the Borrower shall thereafter deliver to the Administrative Agent and the Lenders (i) a Reserve Report audited by an Approved Petroleum Engineer with an “as of” date as required by the Lead Investor and (ii) a certificate or report calculating the Adjusted PV10 for the period ending on such “as of” date and showing in reasonable detail, each component of the calculation in compliance with the requirements of the above definitions of “PV10” and “Adjusted PV10”, each to be delivered no later than sixty days following the receipt of such request from the Lead Investor. The Loan Parties will not, as of any such Additional Test Date, permit the Proved Reserves Coverage Ratio to be less than (i) 1.1 to 1.0 for any Additional Test Date occurring during the period from January 1, 2015 to and including June 29, 2015, (ii) 1.25 to 1.0 for any Additional Test Date occurring during the period from July 1, 2015 to and including December 30, 2015, and (iii) 1.5 to 1.0 for any Additional Test Date occurring on or after December 31, 2015. In addition, the Loan Parties will not, as of any Additional Test Date on or after December 31, 2014, permit the Proved Developed Reserves Coverage Ratio to be less than 1.0 to 1.0.”

Section 2.14 Amendment to Section 9.02(f). Section 9.02(f) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(f)	(i) Unsecured Debt with a maturity date that is at least six (6) months after the Maturity Date (or, if entered into on or after the Eleventh Amendment Effective Date and prior to Second Lien Termination, six (6) months after November 1, 2019); provided that (A) to the extent that the net cash proceeds of such unsecured Debt are not used to prepay the Loans pursuant to Section 3.04(c)(iv), for each $1.00 of such unsecured Debt over $400,000,000 incurred by the Loan Parties in the aggregate, the Borrowing Base (and, prior to the Non-Conforming Tranche Termination Date, the Conforming Tranche) shall be reduced, effective immediately upon the incurrence of such unsecured Debt, by $0.25 and any mandatory prepayments required by Section 3.04(c)(iii) shall be made concurrently therewith, and (B) at the time of issuance or incurrence of any such unsecured Debt that is issued or incurred on or after the Eleventh Amendment Effective Date and prior to Second Lien Termination, the aggregate consolidated principal amount of all Debt of the Borrower and its Subsidiaries then outstanding, whether secured or unsecured, that constitutes Indebtedness under the Loan Documents or other Debt allowed under this subsection (f), including such unsecured Debt, does not exceed $900,000,000;

(ii) Second Lien Debt incurred on the Eleventh Amendment Effective Date and guaranties thereof in an aggregate principal amount not to exceed $150,000,000 at any time outstanding and Permitted Refinancing Debt in respect of such Second Lien Debt and guaranties thereof; provided, that such Second Lien Debt (including any guaranties thereof) and Permitted Refinancing Debt shall at all times be subject to the Intercreditor Agreement; and

(iii) Second Lien Incremental Loans and guaranties thereof in an aggregate principal amount not to exceed $200,000,000 at any time outstanding and Permitted Refinancing Debt in respect of such Second Lien Incremental Loans and guaranties thereof; provided, that (A) such Second Lien Incremental Loans (including any guaranties thereof) and Permitted Refinancing Debt shall at all times be subject to the Intercreditor Agreement, (B) the Borrowing Base (and, prior to the Non-Conforming Tranche Termination Date, the Conforming Tranche) shall be reduced, effective immediately upon the incurrence of such Second Lien Incremental Loans, by an amount equal to 90% of the principal amount of such Second Lien Incremental Loans, and (C) any mandatory prepayments required by Section 3.04(c)(iii) shall be made concurrently therewith.”

Section 2.15 Amendment to Section 9.02. Section 9.02 of the Credit Agreement is hereby amended by adding the following paragraph to the end thereof:

“Notwithstanding the foregoing, under no circumstances shall the Total Secured Debt of the Loan Parties exceed $500,000,000 prior to Second Lien Termination. It being understood and agreed that the limitation in this paragraph does not permit the incurrence of any Debt other than that permitted by the foregoing clauses (a) through (h) of Section 9.02.”

Section 2.16 Amendment to Section 9.03. Section 9.03 of the Credit Agreement is hereby amended adding the following paragraph (f) to the end thereof:

“(f) As long as such Liens are subject to and permitted by the Intercreditor Agreement, Liens securing Debt permitted by Sections 9.02(f)(ii) and 9.02(f)(iii).”

Section 2.17 Amendment to Section 9.04. Section 9.04 of the Credit Agreement is hereby amended by:

(a) amending and restating paragraph (b) thereof in its entirety as follows:

“(b) Reserved.”; and

(b) amending and restating paragraph (c) thereof in its entirety as follows:

“(c) the Borrower may make other Restricted Payments not to exceed $5,000,000 in the aggregate during any fiscal year; provided that the Restricted Payments permitted under clause (c) may not be made (i) upon the occurrence and during the continuance of any Event of Default or (ii) when the Borrowing Base Utilization Percentage exceeds ninety percent (90%); provided further that the aggregate amount of Restricted Payments made pursuant to this Section 9.04(c) from the Eleventh Amendment Effective Date until Second Lien Termination shall not exceed $20,000,000.”

Section 2.18 Amendment to Section 9.05(i). Section 9.05(i) of the Credit Agreement is hereby amended by inserting the following language immediately before the period at the end thereof:

“, so long as, in each case until the occurrence of Second Lien Termination, the Borrower and its Restricted Subsidiaries are in compliance with the financial covenants set forth in Section 9.01 both before and after giving effect to such Investment”.

Section 2.19 Amendment to Section 9.08. Section 9.08 of the Credit Agreement is hereby amended by deleting the words “Section 7.22” where they appear therein and replacing them with the words “Sections 7.22 and 7.24”.

Section 2.20 Amendment to Section 9.12. Section 9.12 of the Credit Agreement is hereby amended by:

(a) amending and restating paragraph (c)(i) thereof in its entirety as follows:

“(i) ninety percent (90%) of the consideration (determined after excluding assumption of liabilities but without duplication of any reduction in the cash consideration received by the Borrower or its Restricted Subsidiaries on account of such assumption of liabilities) received in respect of such Transfer shall be cash, Cash Equivalents or Oil and Gas Properties; provided in addition that until Second Lien Termination not less than seventy-five percent (75%) of the consideration received in respect of such Transfer (determined after excluding assumption of liabilities but without duplication of any reduction in the cash consideration received by the Borrower or its Restricted Subsidiaries on account of such assumption of liabilities) shall be cash or Cash Equivalents,”

(b) amending and restating the last paragraph thereof in its entirety as follows:

“The Administrative Agent will, upon request and at the expense of the Borrower, release its Liens on (x) any Borrowing Base Property (and release any transferred Guarantor from the Guaranty and Collateral Agreement) permitted to be sold or otherwise transferred under this Section 9.12, or (y) any other Collateral not subject to this Section 9.12 upon the sale or transfer thereof, in each case effective as of the time of the sale or transfer thereof; provided that in each case, the Administrative Agent may request and be entitled to rely on a certificate of a Responsible Officer of the Borrower certifying that such sale or transfer is permitted by this Agreement. Casualty Events shall not be considered Transfers restricted by or subject to this Section 9.12.”

Section 2.21 Amendment to Section 9.16. Section 9.16 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 9.16 Payments of Senior Notes. Until the occurrence of Second Lien Termination, the Borrower will not, and will not permit any Restricted Subsidiary to, call, make or offer to make any voluntary Redemption or otherwise voluntarily Redeem in any manner whatsoever (whether in whole or in part) any principal of any Debt permitted under Section 9.02(f)(i).”

Section 2.22 Amendment to Section 9.17. Section 9.17 of the Credit Agreement is hereby amended adding the following clause (e) to the end thereof:

“or (e) the obligations of the Borrower under the Second Lien Loan Documents to give notice of any Lien granted on Property under the Loan Documents and to grant a Lien on the same Property pursuant to the Second Lien Loan Documents.”

Section 2.23 Amendment to Section 9.19. The last paragraph of Section 9.19 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“In no event shall any Hedging Agreement to which the Borrower or any of its Restricted Subsidiaries is a party contain any requirement, agreement or covenant for the Borrower or any Restricted Subsidiary to post cash or other collateral or margin (except for Letters of Credit not exceeding $2,500,000 in the aggregate at any time and collateral subject to Liens allowed under Section 9.03(d)), other than pursuant to the Security Instruments for the benefit of the Secured Hedging Providers, to secure their obligations under such Hedging Agreement or to cover market exposures. The Loan Parties will not unwind, sell, terminate, restructure, modify or otherwise affect (“Unwind”) any Hedging Agreement in respect of commodities that was in effect at the time of the most recent Borrowing Base determination (the “Borrowing Base Hedging Contracts”) where the net marked to market economic effect of such Hedging Agreement Restructuring on the date thereof is negative (which, if such Hedging Agreement Restructuring is settled for cash only, shall equal the net amount of cash such Loan Parties receive), unless (a) such net marked to market economic effect of such Hedging Agreement Restructuring on the date thereof, when combined with the net marked to market economic effect of all other Hedging Agreement Restructurings consummated during the period since the last Redetermination Date, is less than or equal to five percent (5%) of the value of the Borrowing Base then in effect, or (b) if such net marked to market economic effect of such Hedging Agreement Restructuring on the date thereof, when combined with the net marked to market economic effect of all other Hedging Agreement Restructurings consummated during the period since the last Redetermination Date, is greater than five percent (5%) of the Borrowing Base then in effect, the Borrowing Base (and, prior to the Non-Conforming Tranche Termination Date, the Conforming Tranche) shall be reduced effective immediately upon such Hedging Agreement Restructuring by an amount equal to the portion of the Borrowing Base attributable to such net economic effect of the Hedging Agreement Restructuring (based on the economic assumptions consistent with the Administrative Agent’s lending requirements at that time), and any mandatory prepayments required by Section 3.04(c)(iii) shall be made no later than one Business Day after the later of (x) the date notice of such Unwind is required to be given by the Borrower under Section 8.01(k) and (y) the date the Borrower receives written notice from the Administrative Agent of the amount of such Borrowing Base reduction.”

Section 2.24 Amendment to Article IX. Article IX of the Credit Agreement is hereby amended by adding the following Sections 9.21 and 9.22 to the end thereof:

“Section 9.21 Second Lien Debt.

(a) No Loan Party shall call, make or offer to make, or caused to be called, made or offered, any Redemption in respect of, or otherwise Redeem, Second Lien Debt or Permitted Refinancing Debt, except, so long as no Default or Event of Default exists immediately prior to or after giving effect thereto:

(i) regularly scheduled amortization payments as set forth in the Second Lien Credit Agreement as in effect on the Eleventh Amendment Effective Date;

(ii) prepayments of Second Lien Debt with the proceeds of Permitted Refinancing Debt; and

(iii) prepayments of Second Lien Debt or Permitted Refinancing Debt (including any premiums and MOIC Amount (as defined in the Second Lien Credit Agreement)) with the net cash proceeds of any Transfer permitted by Section 9.12 (other than an Excluded Transfer (as defined in the Second Lien Credit Agreement)), any Liquidation of a Hedging Agreement permitted by Sections 8.18 and 9.19 or any Casualty Event or with the net cash proceeds from the sale or issuance of Equity Interests in the Borrower (other than Disqualified Capital Stock), in each case described in this subsection (iii) only to the extent that:

(A) immediately after giving effect to such prepayment (including any such premiums and MOIC Amount) pursuant to this clause (iii), the Liquidity and Compliance Requirements will be satisfied: and

(B)(1) the Borrower has provided (x) written notice by facsimile or email to the Administrative Agent not later than 12:00 noon, New York, New York time, four (4) Business Days before the date of any such prepayment, specifying the Borrower’s calculations of (i) the amount of such net cash proceeds required or desired to be prepaid under the Second Lien Credit Agreement, (ii) the amount of such net cash proceeds required to be prepaid under this Agreement (after giving effect to any Borrowing Base reduction required by Section 9.12 or Section 9.19 or otherwise as a result of such Transfer, Liquidation, Casualty Event, sale or issuance), and (iii) the amount of such net cash proceeds required to be retained by the Borrower and the pro forma financial covenant calculations required to be complied with by the Borrower in order to satisfy the Liquidity and Compliance Requirements, and certifying that such prepayment is permitted by Section 9.21(a), and (y) substantially similar written notice to the Second Lien Administrative Agent as required by the Second Credit Agreement, and (2) none of the Administrative Agent, the Second Lien Administrative Agent or the Lead Investor has provided notice to the Borrower within three (3) Business Days after receipt of such calculations from the Borrower, specifying in such notice an apparent mistake in or omission from the Borrower’s calculations; provided that if the Administrative Agent, the Second Lien Administrative Agent or the Lead Investor provides such a notice objecting to the Borrower’s calculations, the Administrative Agent, the Lead Investor and the Borrower will consult diligently with each other to resolve such apparent mistake or omission, and the Borrower’s obligation to make such payments will be suspended (but for no longer than ten (10) Business Days) until they have together finalized such calculations.

(b) Neither the Loan Parties nor any of their respective Subsidiaries shall grant a Lien in favor of the Second Lien Agent or otherwise securing the Second Lien Debt or any Permitted Refinancing Debt on any of its assets if those same assets are not subject to, and do not become subject to, a Lien securing the Indebtedness pursuant to the Security Instruments.

(c) No Loan Party shall permit any of its Subsidiaries to be a guarantor of the Second Lien Debt or any Permitted Refinancing Debt if such Subsidiary (i) is not a party to, and does not become a party to, the Guaranty and Collateral Agreement and (ii) has not taken such other actions required by Section 8.14(b).

(d) No Loan Party shall amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Second Lien Credit Agreement, any other Second Lien Loan Document, any Permitted Refinancing Debt that is secured Debt or any Permitted Refinancing Documents related thereto, except in accordance with the terms of the Intercreditor Agreement.

(e) In the case of Permitted Refinancing Debt that is unsecured Debt or any Permitted Refinancing Documents related thereto, no Loan Party shall amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of any such Permitted Refinancing Debt or any Permitted Refinancing Document related thereto if the effect thereof would be to shorten its maturity or average life or increase the amount of any payment of principal thereof or increase the rate or shorten any period for payment of interest thereon; provided that the foregoing shall not prohibit the execution of supplemental indentures to add guarantors if required by the terms of the Permitted Refinancing Documents to the extent that each such Person becomes a party to the Guaranty and Collateral Agreement and takes such other actions required by Section 8.14(b).”

Section 2.25 Amendment to Section 10.01(d). Section 10.01(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(d) Any Loan Party or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 8.01 (prior to Second Lien Termination) or Section 8.01(i) or (m)(i) (after Second Lien Termination), Section 8.02, Section 8.03, Section 8.12, Section 8.13, Section 8.14, Section 8.15, Section 8.16, Section 8.19, or in ARTICLE IX.”

Section 2.26 Amendment to Section 10.01. Section 10.01 of the Credit Agreement is hereby amended adding the following paragraphs (o) and (p) to the end thereof:

“(o) The Intercreditor Agreement shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against any party thereto (or against any Person on whose behalf any such party makes any covenants or agreements therein), or otherwise not be effective to create the rights and obligations purported to be created thereunder, in each case, prior to Second Lien Termination.”

“(p) Any Event of Default (as defined in the Second Lien Credit Agreement) shall occur.”

Section 2.27 Amendment to Section 11.06. Section 11.06 of the Credit Agreement is hereby amended by add the following language to the end thereof:

“If a Lender ceases to be an Agent pursuant to this Section 11.06, such Lender shall automatically cease to be a Swingline Lender and an Issuing Bank, as applicable, unless such Lender agrees otherwise.”

Section 2.28 Amendment to Section 11.09. Section 11.09 of the Credit Agreement is hereby amended by amending and restating the first sentence thereof in its entirety as follows:

“Each Lender and each Issuing Bank hereby authorizes the Administrative Agent to release any Collateral that the Administrative Agent is permitted or required to release pursuant to Section 9.12 or that is otherwise permitted to be sold or released pursuant to the terms of the Loan Documents, to confirm that expired leases and plugged and abandoned wells are no longer Collateral, and to release from the Guaranty and Collateral Agreements any Guarantor that is permitted to be sold or disposed of, or converted into an Unrestricted Subsidiary, pursuant to the terms of the Loan Documents.”

Section 2.29 Amendment to Article XI. Article XI of the Credit Agreement is hereby amended by adding the following Section 11.12 to the end thereof:

“Section 11.12 Intercreditor Agreement. Each Lender (and each Person that becomes a Lender hereunder pursuant to Section 12.04 prior to Second Lien Termination), on behalf of itself and its Affiliates who are Secured Hedging Providers and Secured Treasury Management Counterparties, and each Secured Hedging Provider and Secured Treasury Management Counterparty, by accepting the benefits of the Collateral, hereby (a) acknowledges that it has received a copy of the Intercreditor Agreement, (b) authorizes and directs the Administrative Agent to enter into the Intercreditor Agreement on behalf of such Lender, Secured Hedging Provider or Secured Treasury Management Counterparty and agrees that it may take such actions on its behalf as is contemplated by the terms of the Intercreditor Agreement, (c) authorizes the Administrative Agent to enter into any amendments to the Security Instruments that are necessary in order to reference the Intercreditor Agreement in such Instruments, and (d) agrees to be bound by the terms of the Intercreditor Agreement.”

Section 2.30 Amendment to Section 12.02(b)(vi). Section 12.02(b)(vi) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(vi) release all or substantially all of the Guarantors, release all or substantially all of the Collateral, reduce the percentage set forth in Section 8.14(a) to less than the Mortgage Threshold (or, with respect to the proved Oil and Gas Properties located in San Juan County, Utah, to less than one hundred percent (100%) of the Loan Parties’ proved Oil and Gas Properties located in San Juan County, Utah), or reduce either of the percentages set forth in the definition of “Mortgage Threshold”, without the written consent of each Lender,”

Section 2.31 Amendment to Section 12.03(b). Section 12.03(b) of the Credit Agreement is hereby amended by:

(a) inserting “, PENALTIES” immediately following the words “ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES” where they appear therein; and

(b) amending and restating clause (B) of the proviso at the end thereof in its entirety as follows:

“(B) RELATE TO CLAIMS BETWEEN OR AMONG ANY OF THE LENDERS, THE AGENT, ARRANGERS OR ANY OF THEIR SHAREHOLDERS, PARTNERS OR MEMBERS TO THE EXTENT SUCH CLAIMS (1) DO NOT INVOLVE AN ACT OR OMISSION OF THE BORROWER OR ITS RELATED PARTIES AND (2) ARE NOT BROUGHT AGAINST AN ARRANGER, AGENT OR ISSUING BANK IN ITS CAPACITY AS SUCH, OR”.

Section 2.32 Amendment to Section 12.04(b)(ii). Section 12.04(b)(ii) of the Credit Agreement is hereby amended by replacing “$10,000,000” where it appears therein with “$8,000,000”.

Section 2.33 Amendment to Section 12.04(c). Section 12.04(c) of the Credit Agreement is hereby amended by adding the following paragraph (iii) to the end thereof:

“(iii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.”

Section 2.34 Amendment to Section 12.17. Section 12.17 of the Credit Agreement is hereby amended by replacing each instance of the words “Financing Documents” appearing therein with “Loan Documents”.

Section 2.35 Addition of Schedule 7.26. Annex A hereto regarding Deposit Accounts and Securities Accounts is hereby added to the Credit Agreement as Schedule 7.26.

Section 2.36 Addition of Exhibit I. The forms of U.S. Tax Compliance Certificates attached as Annex B hereto are hereby added to the Credit Agreement as Exhibits I-1 through I-4.

ARTICLE III

Conditions Precedent

The amendments set forth in Article II and the Borrowing Base redetermination set forth in Section 6.08 of this Eleventh Amendment shall become effective on the first Business Day on which all of the following conditions precedent shall have been satisfied (or waived in accordance with Section 12.02 of the Credit Agreement) (the “Eleventh Amendment Effective Date”):

(a) The Administrative Agent shall have received from the Borrower, each of the Guarantors and the Required Lenders counterparts (in such number as may be requested by the Administrative Agent) of this Eleventh Amendment signed on behalf of such Persons.

(b) The Administrative Agent shall have received from the Borrower in immediately available funds all fees and amounts due and payable on or prior to the Eleventh Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(c) The Second Lien Loan Documents shall be in full force and effect, the closing under the Second Lien Credit Agreement shall have occurred or shall occur substantially concurrently with the Eleventh Amendment Effective Date and the Borrower shall have received or shall receive substantially concurrently with the Eleventh Amendment Effective Date gross loan proceeds thereunder (prior to deduction of any fees or expenses) of $150,000,000.

(d) The Second Lien Agent shall have entered into the Intercreditor Agreement with respect to the Second Lien with the Administrative Agent, the Borrower and the Guarantors, and such Intercreditor Agreement shall be in form and substance satisfactory to the Lenders and in full force and effect.

(e) The amount equal to (i) the Borrowing Base in effect after giving effect to Section 6.08 of this Eleventh Amendment minus (ii) the total Credit Exposures on the Eleventh Amendment Effective Date after giving effect to the Amendment Transactions shall not be less than $85,000,000.

(f) The Administrative Agent shall have received appropriate UCC search certificates reflecting no Liens encumbering the Properties of the Loan Parties for all jurisdictions requested by the Administrative Agent, other than Liens permitted by Section 9.03 of the Credit Agreement.

(g) The net cash proceeds of the Second Lien Debt will be applied on the Eleventh Amendment Effective Date to partially repay the Loans on the Eleventh Amendment Effective Date.

(h) The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of additional Mortgages, supplements and amendments to existing Mortgages (including any curative documents with respect thereto), and amendments to other Security Instruments as reasonably requested by the Administrative Agent.

(i) The Administrative Agent shall have received an opinion addressed to the Administrative Agent and the Lenders from each of (i) Utah counsel to the Loan Parties and (ii) Wyoming counsel to the Loan Parties, in each case in form and substance reasonably satisfactory to the Administrative Agent.

(j) The Administrative Agent (acting on behalf of the Lenders), Resolute Aneth, the Borrower and NNOG, shall have executed and delivered the Subordination Agreement, in form and substance reasonably satisfactory to the Administrative Agent.

ARTICLE IV

Representations and Warranties

Each Loan Party hereby represents and warrants to each Lender that:

(a) Each of the representations and warranties made by it under the Credit Agreement and each other Loan Document is, or will be, true and correct on and as of the actual date of its execution of this Eleventh Amendment, as if made on and as of such date, except for any representations and warranties made as of a specified date, which are true and correct as of such specified date.

(b) Immediately after giving effect to this Eleventh Amendment and the Amendment Transactions, no Default has, or will have, occurred and is, or will be, continuing.

(c) The execution, delivery and performance by it of this Eleventh Amendment, any other Loan Documents executed in connection herewith and the Second Lien Loan Documents have been duly authorized by it.

(d) Each of this Eleventh Amendment and any other Loan Document executed in connection herewith constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

(e) The execution, delivery and performance by it of this Eleventh Amendment, any other Loan Documents executed in connection herewith and the Second Lien Loan Documents (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of it or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Eleventh Amendment, any such Loan Document, any Second Lien Loan Document or the consummation of the Amendment Transactions, except such as have been obtained or made and are in full force and effect other than those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of it or any Restricted Subsidiary or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon it or any Restricted Subsidiary or its Properties, or give rise to a right thereunder to require any payment to be made by the it or such Restricted Subsidiary and (iv) will not result in the creation or imposition of any Lien on any Property of any Loan Party or any Restricted Subsidiary (other than the Liens created by this Eleventh Amendment, the Loan Documents or the Second Lien Loan Documents as permitted by the Credit Agreement as amended hereby).

ARTICLE V

Covenant

Section 5.01 Control Agreements. Within thirty (30) days after the Eleventh Amendment Effective Date (as such deadline may be extended by the Administrative Agent in its sole discretion), the Loan Parties shall deliver to the Administrative Agent fully executed control agreements with respect to each Deposit Account and each Securities Account (each, as defined in the Guaranty and Collateral Agreement) of the Loan Parties, in each case, granting “control” to the Administrative Agent on behalf of the Secured Parties and otherwise in form and substance satisfactory to the Administrative Agent.

Section 5.02 Mortgages. On or before the Mortgage Threshold Date, the Loan Parties shall deliver to the Administrative Agent duly executed counterparts (in such number as may be requested by the Administrative Agent) of additional Mortgages, supplements and amendments to existing Mortgages (including any curative documents with respect thereto), and amendments to other Security Instruments, such that the Administrative Agent shall be reasonably satisfied that the Security Instruments create first priority, perfected Liens (subject only to Excepted Liens, but subject to the proviso at the end of such definition) on proved Oil and Gas Properties constituting (A) one hundred percent (100%) of the Loan Parties’ proved Oil and Gas Properties located in San Juan County, Utah and (B) in the aggregate, at least ninety percent (90%) of the total value of the proved Oil and Gas Properties evaluated in the most recent Reserve Report.

ARTICLE VI

Miscellaneous

Section 6.01 Credit Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, the Credit Agreement and other Loan Documents shall remain in full force and effect. Each of the Loan Parties hereby agrees that its liabilities under the Credit Agreement, the Guaranty and Collateral Agreement and the other Loan Documents, in each case as amended, to which it is a party, shall remain enforceable against such Loan Party in accordance with the terms thereof and shall not be reduced, altered, limited, lessened or in any way affected by the execution and delivery of this Eleventh Amendment, and each Loan Party hereby confirms and ratifies its liabilities under the Loan Documents (as so amended) to which it is a party in all respects. Except as expressly set forth herein, this Eleventh Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Credit Agreement or any other Loan Document or any right, power or remedy of the Administrative Agent or Lenders, or constitute a waiver of any provision of the Credit Agreement or any other Loan Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. This Eleventh Amendment also shall not preclude the future exercise of any right, remedy, power, or privilege available to the Administrative Agent and/or Lenders whether under the Credit Agreement, the other Loan Documents, at law or otherwise. The parties hereto agree to be bound by the terms and conditions of the Credit Agreement and Loan Documents as amended by this Eleventh Amendment, as though such terms and conditions were set forth herein. Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended by this Eleventh Amendment, and each reference herein or in any other Loan Documents to the “Credit Agreement” shall mean and be a reference to the Credit Agreement as amended and modified by this Eleventh Amendment.

Section 6.02 GOVERNING LAW. THIS ELEVENTH AMENDMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 6.03 Descriptive Headings, Etc. The descriptive headings of the sections of this Eleventh Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof. The statements made and the terms defined in the recitals to this Eleventh Amendment are hereby incorporated into this Eleventh Amendment in their entirety.

Section 6.04 Payment of Fees and Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Eleventh Amendment, the other Loan Documents and any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent. The agreement set forth in this Section 6.04 shall survive the termination of this Eleventh Amendment and the Credit Agreement.

Section 6.05 Entire Agreement. This Eleventh Amendment and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof. This Eleventh Amendment is a Loan Document executed under the Credit Agreement.

Section 6.06 Counterparts. This Eleventh Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed counterpart of the signature page of this Eleventh Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart thereof.

Section 6.07 Successors. The execution and delivery of this Eleventh Amendment by any Lender shall be binding upon each of its successors and assigns.

Section 6.08 Scheduled Redetermination of the Borrowing Base. Effective as of the date hereof, the Borrowing Base shall be $330,000,000, subject to future redeterminations as provided in the Credit Agreement. The Borrower and the Lenders agree that this redetermination shall constitute the Scheduled Redetermination scheduled to occur on October 1, 2014, as extended to November 15, 2014 pursuant to that certain Consent Agreement dated as of October 13, 2014 by and among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.

Section 6.09 Deposit Account Control Agreements. Each Loan Party hereby acknowledges on behalf of itself and its Subsidiaries that this Eleventh Amendment constitutes notice by the Administrative Agent pursuant to Section 6.02(c)(i) of the Guaranty and Collateral Agreement that the Administrative Agent is requiring Grantors (as defined in the Guaranty and Collateral Agreement) to execute control agreements with respect to Deposit Accounts and Securities Accounts (each, as defined in the Guaranty and Collateral Agreement).

Section 6.10 Release.

(a) In consideration of, among other things, the execution and delivery of this Eleventh Amendment by the Administrative Agent and the Lenders party hereto, each of the Borrower and the other Loan Parties, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns

(collectively, “Releasors”), hereby forever agrees and covenants not to sue or prosecute against any Releasee (as defined below) and hereby forever waives, releases and discharges each Releasee from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever that such Releasor now has or may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity (collectively, the “Claims”), against the Administrative Agent or any or all of the Lenders in any capacity and their respective affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys, advisors and other representatives of each of the foregoing (collectively, the “Releasees”), to the extent based on facts, whether or not now known, existing on or before the Eleventh Amendment Effective Date, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Loan Documents or transactions contemplated thereby or any actions or omissions in connection therewith or (ii) any aspect of the dealings or relationships between or among the Borrower and the other Loan Parties, on the one hand, and the Administrative Agent and any or all of the Lenders, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof. The releases under this Section 6.10 do not, however, release any Releasees from their obligations, in each case pursuant to and to the extent expressly required by the terms and conditions in the Loan Documents, to make Loans hereafter, to issue Letters of Credit hereafter or to hereafter take any other actions expressly required by the Loan Documents to be taken hereafter. In entering into this Eleventh Amendment, the Borrower and each other Loan Party consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof. The provisions of this Section shall survive the termination of this Eleventh Amendment, the Credit Agreement, the other Loan Documents and payment in full of the Indebtedness.

(b) Each of the Borrower and other Loan Parties, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by the Borrower or any other Loan Party pursuant to Section 6.10(a) hereof. If the Borrower, any other Loan Party or any of its successors, assigns or other legal representatives violates the foregoing covenant, the Borrower and other Loan Parties, each for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

(c) The Borrower and other Loan Parties acknowledge that they are aware that they or their attorneys or others may hereafter discover claims or facts presently unknown or unsuspected in addition to or different from those which they now know or believe to be true with respect to the subject matter of the Claims being released pursuant to Section 6.10(a)

hereof. Nevertheless, it is the intention of the Borrower and other Loan Parties in executing this Eleventh Amendment to fully, finally, and forever settle and release all matters and all claims relating thereto and to the other Loan Documents, which exist, hereafter may exist or might have existed (whether or not previously or currently asserted in any action) constituting Claims released pursuant to Section 6.10(a) hereof. The Borrower and other Loan Parties each hereby knowingly and voluntarily waive and relinquish the provisions, rights and benefits of all federal or state laws, rights, rules, or legal principles of any jurisdiction that may be applicable to the release set forth in this Section 6.10, and any rights they may have to invoke the provisions of any such law now or in the future with respect to the Claims being released pursuant to Section 6.10(a) hereof, and the Borrower and other Loan Parties hereby agree and acknowledge that this is an essential term of the releases set forth in this Section 6.10.

[Signatures Begin on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Eleventh Amendment to be duly executed by their respective authorized officers as of the date first written above.

BORROWER:

RESOLUTE ENERGY CORPORATION

	By:	/s/ James M. Piccone
James M. Piccone
President

GUARANTORS:	HICKS ACQUISITION COMPANY I, INC.

RESOLUTE ANETH, LLC

RESOLUTE WYOMING, INC. (f/k/a Primary Natural Resources, Inc.)

RESOLUTE NATURAL RESOURCES COMPANY, LLC (f/k/a Resolute Natural Resources Company)

BWNR, LLC

WYNR, LLC

RESOLUTE NORTHERN ROCKIES, LLC

RESOLUTE NATURAL RESOURCES
SOUTHWEST, LLC

	By:	/s/ James M. Piccone
James M. Piccone
President

Signature Page to

Eleventh Amendment to Second Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT
WELLS FARGO BANK, NATIONAL ASSOCIATION, successor-by-merger to Wachovia Bank, National Association, as Administrative Agent
	By:	/s/ Suzanne Ridenhour
	Name:	Suzanne Ridenhour
	Title:	Director

Signature Page to

Eleventh Amendment to Second Amended and Restated Credit Agreement

LENDER:	BANK OF MONTREAL

	By:	/s/ Gumaro Tijerina
Name: Gumaro Tijerina
Title: Managing Director

Signature Page to

Eleventh Amendment to Second Amended and Restated Credit Agreement

LENDER:	BARCLAYS BANK PLC

	By:	/s/ Christine Aharonian
Name: Christine Aharonian
Title: Vice President

Signature Page to

Eleventh Amendment to Second Amended and Restated Credit Agreement

LENDER:	U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ Brad Johann
Name: Brad Johann
Title: Vice President

Signature Page to

Eleventh Amendment to Second Amended and Restated Credit Agreement

LENDER:	MUFG UNION BANK, N.A.
(fka UNION BANK, N.A.)

	By:	/s/ Malcolm D. McDuffie
Name: Malcolm D. McDuffie
Title: Director

Signature Page to

Eleventh Amendment to Second Amended and Restated Credit Agreement

LENDER:	BRANCH BANKING AND TRUST COMPANY

	By:	/s/ Kelly Graham
Name: Kelly Graham
Title: Vice President

Signature Page to

Eleventh Amendment to Second Amended and Restated Credit Agreement

LENDER:	CAPITAL ONE, NATIONAL ASSOCIATION

	By:	/s/ Kristin N. Oswald
Name: Kristin N. Oswald
Title: Vice President

Signature Page to

Eleventh Amendment to Second Amended and Restated Credit Agreement

LENDER:	COMERICA BANK

	By:	/s/ Devin S. Eaton
Name: Devin S. Eaton
Title: Relationship Manager

Signature Page to

Eleventh Amendment to Second Amended and Restated Credit Agreement

LENDER:	SUNTRUST BANK

	By:	/s/ Shannon Juhan
Name: Shannon Juhan
Title: Vice President

Signature Page to

Eleventh Amendment to Second Amended and Restated Credit Agreement

LENDER:	ING CAPITAL LLC

	By:	/s/ Michael Price
	Name:	Michael Price
	Title:	Managing Director

	By:	/s/ Juli Bieser
	Name:	Juli Bieser
	Title:	Director

Signature Page to

Eleventh Amendment to Second Amended and Restated Credit Agreement

LENDER:	KEY BANK NATIONAL ASSOCIATION

	By:	/s/ Keven Smith
	Name:	Keven Smith
	Title:	Senior Vice President

Signature Page to

Eleventh Amendment to Second Amended and Restated Credit Agreement

LENDER:	ASSOCIATED BANK, N.A.

	By:	/s/ Brian Caddell
Name: Brian Caddell
Title: Senior Vice President

Signature Page to

Eleventh Amendment to Second Amended and Restated Credit Agreement

LENDER:	CADENCE BANK, N.A.

	By:	/s/ Steven Taylor
Name: Steven Taylor
Title: Vice President

Signature Page to

Eleventh Amendment to Second Amended and Restated Credit Agreement

LENDER:	GUARANTY BANK AND TRUST COMPANY

	By:	/s/ Cathy P. Goss
	Name:	Cathy P. Goss
	Title:	EVP – Chief Credit Officer

Signature Page to

Eleventh Amendment to Second Amended and Restated Credit Agreement

ANNEX B

Exhibits I-1 – I-4

See attached.

EXHIBIT I-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of March 29, 2010 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”), among Resolute Energy Corporation, a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower as guarantors, Wells Fargo Bank, National Association, as Administrative Agent, and the other agents and lenders which are or become parties thereto (the “Lenders”).

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[  ]

EXHIBIT I-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of March 29, 2010 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”), among Resolute Energy Corporation, a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower as guarantors, Wells Fargo Bank, National Association, as Administrative Agent, and the other agents and lenders which are or become parties thereto (the “Lenders”).

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[  ]

EXHIBIT I-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of March 29, 2010 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”), among Resolute Energy Corporation, a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower as guarantors, Wells Fargo Bank, National Association, as Administrative Agent, and the other agents and lenders which are or become parties thereto (the “Lenders”).

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[  ]

EXHIBIT I-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of March 29, 2010 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”), among Resolute Energy Corporation, a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower as guarantors, Wells Fargo Bank, National Association, as Administrative Agent, and the other agents and lenders which are or become parties thereto (the “Lenders”).

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[  ]